SCHEDULE II
                      INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-C-TEC CORP-COMMON

              11/14/94            1,000-           26.5000

              11/14/94            1,500            26.3750

              11/14/94            1,000            26.5000

              11/14/94            3,000-             *DO

              11/11/94            1,000-           26.6250

              11/11/94            1,500            26.3750

              11/11/94            1,000            26.5000

              11/10/94            1,500-             *DO

              11/10/94            1,500            23.6460

THE GABELLI PERFORMANCE PARTNERSHIP

               12/05/94           33,500              SPLT

GIL II, LTD.

               12/01/94           15,300              SPLT

GABELLI INTERNATIONAL LTD

               12/01/94            2,700              SPLT

GABELLI FUNDS, INC.

  GABELLI FUNDS INC.-PRINCIPAL A/C

               12/01/94            1,350              SPLT

  THE GABELLI VALUE FUND,INC.

                12/01/94           36,000              SPLT

  THE GABELLI TELECOMMUNICATION FUND

                12/01/94           81,900              SPLT

 THE GABELLI SMALL CAP GROWTH FUND

                12/01/94           90,000              SPLT

 THE GABELLI GROWTH FUND

                12/01/94           23,400              SPLT

 THE GABELLI EQUITY TRUST,INC.

                12/01/94           81,000              SPLT

 THE GABELLI ASSET FUND

                12/01/94          192,600              SPLT
 GAMCO INVESTORS, INC.

                 12/09/94              500              *DI

                 12/08/94            1,400-           18.8750

                 12/07/94            1,800-           18.5833

                 12/06/94              900            21.8435

                 12/01/94        1,705,584              SPLT

                 11/23/94            1,000-           19.6250

                 11/11/94            1,000-           26.7500

                 11/11/94           17,500-             *DO

                 11/10/94            2,000-           26.5000

                 11/08/94            1,900-           26.7500

 GABELLI & CO INVESTMENT A/C

                 12/01/94           13,050              SPLT

 GABELLI & COMPANY,INC.

                 12/01/94              173              SPLT

                         SCHEDULE II
                 INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-C-TEC CORP CL B

               11/10/94            2,926-             *DO

               11/10/94            2,926            27.0970

 GAMCO INVESTORS, INC.

               12/08/94            1,000-           19.7500

               12/07/94            1,000-           18.5000

               12/06/94            1,000            19.0000

               12/02/94              500            20.0000

               11/30/94            2,000            20.2500

               11/29/94            1,500            20.3750

               11/11/94           52,500-             *DO

 GABELLI & COMPANY,INC.

               11/11/94               37-           26.2500













(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.